  As filed with the Securities and Exchange Commission on July 14, 2000
                                                     Registration No. 333-34024
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                             -------------------

                             AMENDMENT NO. 3
                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             -------------------

                                  TVIA, INC.
            (Exact name of registrant as specified in its charter)

                             -------------------

            California                    3674                     94-3175152
                                   (Primary Standard
   (State or other jurisdiction        Industrial               (I.R.S. Employer
       of incorporation or        Classification Code         Identification No.)
          organization)                 Number)

                               4001 Burton Drive
                             Santa Clara, CA 95054
                                (408) 982-8588
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -------------------
                                   Kenny Liu
                            Chief Executive Officer
                                  Tvia, Inc.
                               4001 Burton Drive
                             Santa Clara, CA 95054
                                (408) 982-8588
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                  Copies to:

  Gabriella A. Lombardi, Esq.             Christopher L. Kaufman, Esq.
   Jeffrey S. Harrell, Esq.                 Bryant B. Edwards, Esq.
 P. Christine Lillquist, Esq.              Stephen B. Richards, Esq.
 Pillsbury Madison & Sutro LLP                  Latham & Watkins
      2550 Hanover Street                    135 Commonwealth Drive
      Palo Alto, CA 94304                     Menlo Park, CA 94025

                             -------------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement numbers of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             -------------------

                             -------------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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


                             Explanatory Note

    The purpose of this Amendment No. 3 to the Registration Statement is solely to file certain exhibits to the Registrant Statement, as set for the below in
Item 16(a) of Part II

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

    The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

                                                                      Payable by
                                                                      Registrant
                                                                      ----------
   SEC registration fee.............................................  $   13,600
   National Association of Securities Dealers, Inc. filing fee......       5,675
   Nasdaq National Market listing fee...............................      95,000
   Accounting fees and expenses.....................................     500,000
   Legal fees and expenses..........................................     500,000
   Printing and engraving expenses..................................     200,000
   Blue Sky fees and expenses.......................................       7,500
   Registrar and Transfer Agent fees................................      10,000
   Miscellaneous fees and expenses..................................      28,225
                                                                      ----------
     Total..........................................................  $1,360,000
                                                                      ==========

Item 14. Indemnification of Directors and Officers

    Our articles of incorporation limit the liability of directors to the maximum extent permitted by California law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Tvia, arising out of such person's services as a director or executive officer of Tvia, any of our subsidiaries or any other company or enterprise to which the person provides services at the request of Tvia. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 15. Recent Sales of Unregistered Securities

    Since March 28, 1997, we have issued and sold the following unregistered securities:

  1. Since March 28, 1997, we issued and sold 256,580 shares of Common Stock to employees, directors and consultants at prices ranging from $0.12 to $0.36 per share.

  2. Since March 28, 1997 we issued options to purchase 5,105,566 shares of our common stock to directors, employees and consultants pursuant to the Registrant's 1999 Stock Incentive Plan.

  3. From September 25, 1998, we sold 1,583,333 shares of Series G preferred stock to six investors for an aggregate purchase price of $4,250,000.

  4. On March 22, 2000, we sold 1,204,956 shares of Series H preferred stock to 28 investors for an aggregate purchase price of $4,518,586.25.

  5. On March 29, 2000, we sold 496,667 shares of Series I preferred stock to 21 investors for an aggregate purchase price of $3,735,000. The number of shares sold includes 66,667 shares issued for the conversion of $500,000 in debt.

  6. From December 31, 1997 to January 31, 2000, we issued warrants to purchase an aggregate of 141,667 shares of Series G preferred stock at a purchase price of $3.00 per share and 146,667 shares of Series H preferred stock at an exercise price of $3.75 per share.

    The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder (with respect to items 3, 4, 5 and 6), or Rule 701 (with respect to items 1 and 2) promulgated under
Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules

    (a) Exhibits

    See exhibits listed on the Exhibit Index following the signature page of the Form S-1, which is incorporated herein by reference.

    (b) Financial Statement Schedules

    Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the Financial Statements or the notes thereto.

Item 17. Undertakings

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The Registrant will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 14th day of July, 2000.

                                          TVIA, INC.

                                                      /s/ Kenny Liu
                                          By __________________________________
                                                         Kenny Liu
                                                Chief Executive Officer and
                                                         Chairman

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                         Title                Date
               ---------                         -----                ----

            /s/ Kenny Liu               Chief Executive Officer   July 14, 2000
 ______________________________________ and Chairman of the
               Kenny Liu                Board (Principal
                                        Executive Officer)

         /s/ Michael Hoberg             Vice President of         July 14, 2000
 ______________________________________ Finance and Chief
             Michael Hoberg             Financial Officer
                                        (Principal Financial
                                        Officer and Accounting
                                        Officer)

                   *                    Director                  July 14, 2000
 ______________________________________
           R. David Dicioccio

                                        Director                  July   , 2000
 ______________________________________
              Steven Cheng

                   *                    Director                  July 14, 2000
 ______________________________________
              James Bunker

                   *                    Director                  July 14, 2000
 ______________________________________
               M. K. Tsai


       /s/ Michael Hoberg
*By: ____________________________
           Michael Hoberg
          Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
   1.1    Form of Underwriting Agreement.
   3.1**  Amended and Restated Articles of Incorporation.
   3.2**  Amended and Restated Bylaws.
   3.3    Amended and Restated Certificate of Incorporation, to be effective upon consummation of this offering.
   3.4    Amended and Restated Bylaws, to be effective upon consummation of this offering.
   4.1**  Form of Common Stock certificate.
   4.2**  Form of Amended and Restated Registration Rights Agreement dated as of April 3, 2000.
   4.3**  Warrant to Purchase Stock issued December 31, 1997 to C.Y. Lee.
   4.4**  Warrant to Purchase Stock issued April 30, 1999 to James Mah.
   4.5**  Warrant to Purchase Stock issued June 21, 1999 to Far East National
          Bank.
   4.6**  Warrant to Purchase Stock issued July 8, 1999 to C.Y. Lee.
   4.7**  Warrant to Purchase Stock issued December 30, 1999 to Far East
          National Bank.
   4.8**  Warrant to Purchase Stock issued January 25, 2000 to C.Y. Lee.
   4.9**  Warrant to Purchase Stock issued January 25, 2000 to James Mah.
   5.1*   Opinion of Pillsbury Madison & Sutro LLP.
  10.1**  Amended and Restated 1999 Stock Incentive Plan of Tvia, Inc.
  10.2**  2000 Stock Incentive Plan of Tvia, Inc.
  10.3    2000 Employee Stock Purchase Plan of Tvia, Inc.
  10.4    Form of Directors and Officers' Indemnification Agreement.
  10.5**  TSMC Terms and Conditions dated November 15, 1999.
  10.6**  UMC Wafer Foundry Standard Terms and Conditions.
  10.7**+ Caesar International, Inc. Quotation dated August 20, 1998.
  10.8**+ Joint Development Agreement dated October 29, 1999 between IGS
          Technologies, Inc. and Coreum Technology, Inc.
  10.9**  Form of Executive Severance Agreement.
 10.10**+ Cross License Agreement dated March 21, 2000 between Innovative
          Semiconductors, Inc. and IGS Technologies with Innovative
          Semiconductors.
 10.11**+ Audio Technology Licensing Agreement dated June 26, 1997 between T-
          Squared Design, Inc. and InteGraphics Systems, Inc.
 10.12**+ Technology License Agreement dated July 1, 1997 between Reality
          Simulation Systems Acquisition Corporation and InteGraphics Systems,
          Inc.
 10.13**  Multi-Tenant Single-Building Modified-Net Lease dated October 27,
          1995 between Koll/Intereal Bay Area and Intergraphics System, Inc.
 10.14**  First Amendment to Lease Agreement dated January 15, 1999 between
          Koll/Intereal Bay Area and IGS Technologies, Inc.
 10.15**  Second Amendment to Lease Agreement dated May 6, 1999 between
          Koll/Intereal Bay Area and IGS Technologies, Inc.
  21.1**  Subsidiaries of the Registrant.
  23.1**  Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.3*   Consent of Pillsbury Madison & Sutro LLP (contained in their opinion filed as Exhibit 5.1).
  24.1**  Power of Attorney. Reference is made to Page II-4.
  27.1**  Financial Data Schedule.

--------
*  To be filed by amendment.

** Previously filed.

+  Confidential Treatment Requested.